EXHIBIT 23.2


(CONSENT OF COUNSEL IS INCLUDED IN EXHIBIT 5)

                               CONSENT OF COUNSEL

The consent of Henry T. Meyer, Esq. is included in his opinion filed as Exhibit 5 to this Registration Statement.